Exhibit 10.8

FORM OF UNSECURED LIMITED GUARANTY OF COLLECTION

This UNSECURED LIMITED GUARANTY OF COLLECTION (this “Guaranty”), dated as of ___________, 2012 [to be dated and executed upon closing of the merger], is executed and delivered by Pacific Energy Development Corp., a Nevada corporation (the “Guarantor”) in favor of Centurion Credit Funding LLC, in its capacity as the Investor under the Purchase Agreement (as defined below) together with its successors, transferees and assigns, the “Investor”).

W I T N E S S E T H:

WHEREAS, on February 24, 2011, Blast Energy Services, Inc., a Texas corporation (the “Issuer”) and the Investor entered into that certain Note Purchase Agreement (the “Purchase Agreement”), together with the Transaction Documents referenced in the Purchase Agreement and defined therein, including the First Tranche Promissory Note and the Second Tranche Promissory Note, the Royalty Payment Agreement, the Mortgages, the Security Agreement, Warrant Agreement (including the first and second amendments), and Intercreditor Agreement, and the Guarantee;

WHEREAS, prior to the execution of this Guaranty, the Issuer, the Guarantor and Blast Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Issuer (“Merger Sub”), entered into a Plan and Agreement of Reorganization (as the same may be amended from time to time, the “Merger Agreement”) attached hereto as Exhibit A, providing for, among other things, the merger (the “Merger”) of Merger Sub with and into the Guarantor pursuant to the terms and conditions of the Merger Agreement (the “Merger Transaction”);

WHEREAS, in anticipation of the Merger, on or around _____, the certain of the Transaction Documents referred to above, including but not limited to the Notes, were amended (copies of such amended documents are attached to this Guaranty);

WHEREAS, the consent of the Investor is necessary on order for the parties to consummate the merger;

WHEREAS, as a condition to its willingness to consent to the Merger Agreement, the Investor has required that the Guarantor execute and deliver this Guaranty; and

WHEREAS, the Guarantor believes it shall derives substantial benefit from the consummation of the Merger Agreement, and in order to induce the Investor to consent to the Merger Agreement, the Guarantor is willing to execute and deliver this Guaranty,

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

1. Guaranty .  The Guarantor hereby guarantees to the Investor the full and punctual payment when due (whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration or otherwise) of up to the principal amount due under the First Tranche Promissory Note and the Second Tranche Promissory Note (the “Notes”), the Exit Fee, all interest (including default interest and all interest that accrues after the commencement of any Insolvency Proceeding (as defined in the Security Agreement) irrespective of whether a claim therefor is allowed in such case or proceeding), and other fees and expenses due to the Investor in connection with the Notes, including costs and expenses incurred or expended by the Investor in connection with the enforcement of this Guaranty (the “Guaranteed Obligations”).  This is a guaranty of collection only, and not a guaranty of payment.  Before enforcing this Guaranty, (i) the Investor first must foreclose upon any collateral securing the Notes under the Mortgages, (ii) the Investor must use reasonable efforts to obtain judgment against the Issuer, and (iii) following satisfaction of clauses (i) and (ii) all or a portion of the sums due under the Notes constituting liabilities hereunder must remain unpaid; provided, however, if the Issuer becomes the debtor in (A) any voluntary or (B) any involuntary bankruptcy case which is not dismissed within 60 days, then the Investor immediately may enforce this Guaranty against the Guarantor.

2. Limited Guaranty.  The liability of the Guarantor hereunder shall be limited to the extent of the Guarantied Obligations.

3. Waivers by Guarantor; Investor’s Freedom to Act.  In all cases except as set forth in this Guaranty, (i) the Guarantor agrees that the Guarantied Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Investor with respect thereto, and (ii) the Guarantor waives presentment, demand, protest, notice of acceptance, notice of Guarantied Obligations incurred and all other notices of any kind, all defenses which may be available to the Issuer by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Issuer, and all suretyship defenses generally. Without limiting the generality of the foregoing, and in all cases except as set forth in this Guaranty, the Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) any extensions, renewals, increases, restatements, replacements, settlements or compromises of any portion of the Guaranteed Obligations; (ii) any rescissions, forbearances, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any portion of the Guaranteed  Obligations; (iii) the substitution or release of any entity primarily or secondarily liable for any portion of the Guaranteed Obligations or of any property or asset subject to a Lien in favor of the Investor; (iv) the adequacy of any rights the Investor may have against any collateral or other means of obtaining repayment of the Guarantied Obligations; (v) the impairment of any collateral securing the Guarantied Obligations, including without limitation the failure to perfect or preserve any rights the Investor might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vi) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Issuer or any other guarantor, all of which may be done without notice to the Guarantor.

4. Unenforceability of Obligations Against Issuer.  If for any reason the Issuer has no legal existence or is under no legal obligation to discharge any of the Guarantied Obligations, or if any of the Guarantied Obligations have become irrecoverable from the Issuer by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Guarantied Obligations. In the event that acceleration of the time for payment of the Guarantied Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of the Notes shall be immediately due and payable by the Guarantors.

5. Subrogation; Subordination.  Until the payment and performance in full of all Guarantied Obligations, the Guarantor shall not exercise any rights against the Issuer arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise (the Investor having no duty or obligation to take any action at any time to protect or preserve any right of subrogation) and will not prove any claim in competition with the Investor or its affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; Guarantor will not claim any set-off or counterclaim against the Issuer in respect of any liability of the Guarantor to the Issuer; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Investor.  The payment of any amounts due with respect to any indebtedness of the Issuer now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Guarantied Obligations.  The Guarantor agrees that after the occurrence of any default in the payment or performance of the Guarantied Obligations, after the expiration of any applicable grace period, if any, it will not demand, sue for or otherwise attempt to collect after such time any such indebtedness of the Issuer to the Guarantor until the Guarantied Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Investor and be paid over to the Investor on account of the Guarantied Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

6. Further Assurances.  The Guarantor agrees to do all such things and execute all such documents, as the Investor may consider reasonably necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Investor hereunder, in all cases at the Investor's sole expense.  The Investor agrees and acknowledges that the Guarantor may in the future seek to borrow funds from third parties, including borrowings on a secured basis. In this regard, the Investor agrees to subordinate in full its right to collect upon this Guaranty to any such bona fide third party secured lenders, in the manner as such secured lenders may reasonably require.

7. Termination; Reinstatement.  This Guaranty shall remain in full force and effect until the Guarantied Obligations are paid in full and is not subject to any recapture or preference in bankruptcy or similar proceedings.  This Guaranty shall continue to be effective or be reinstated if at any time any payment made or value received with respect to any portion of the Guaranteed Obligations is rescinded or must otherwise be returned by the Investor upon the insolvency, bankruptcy or reorganization of the Issuer, or otherwise, all as though such payment had not been made or value received.

8. Successors and Assigns.  This Guaranty shall be jointly and severally binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Investor and its successors, transferees and assigns.  The Investor may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Guarantied Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Investor herein.

9. Amendments and Waivers.  No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Investor and the Guarantor.  No delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10. Notices.  All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of facsimile or email notice, when transmitted, addressed as follows: if to the Guarantor, to the following g address: __________, and if to the Investor, at the address set forth in the Purchase Agreement.

11. Governing Law; Consent to Jurisdiction.  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflicts of laws provisions.  The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 10 hereof.  The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.  Any enforcement action relating to this Guaranty may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

12. WAIVER OF JURY TRIAL.  THE GUARANTOR AND, BY ITS ACCEPTANCE OF THIS GUARANTY, THE INVESTOR, HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF: (A) THIS GUARANTY OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THE OBLIGATIONS; (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; OR (C) ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING BETWEEN THE GUARANTOR AND THE INVESTOR.

13. Certain References.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, persons, entity or entities may require.  The terms “herein”, “hereof” or “hereunder” or similar terms used in this Guaranty refer to this entire Guaranty and not only to the particular provision in which the term is used.  Capitalized Terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement. References to any of the Transaction Documents refers to  such documents as amended by the parties and as attached hereto.

14. Miscellaneous.  This Guaranty constitutes the entire agreement of the Guarantors with respect to the matters set forth herein.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement.  The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions.  The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural, masculine, feminine and generic forms of the terms defined.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date appearing in the introductory paragraph of this Guaranty.

PACIFIC ENERGY DEVELOPMENT CORP. By: Name: Title: